Exhibit 10.6

SURGALIGN HOLDINGS, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

1.Grant of Option.  SURGALIGN HOLDINGS, INC., a Delaware corporation (the “Company”) hereby grants, as of [●] (“Date of Grant”), to [●] (the “Optionee”) an option (the “Option”) to purchase up to [●] shares of the Company’s common stock (the “Shares”), at an exercise price per share equal to $[●] (the “Exercise Price”).  The Option shall be subject to the terms and conditions set forth herein.  The Option is being granted pursuant to the Surgalign Holdings, Inc. 2021 Incentive Compensation Plan, as may be amended from time to time (the “Plan”), which is incorporated herein for all purposes.  The Option is a Non-Qualified Stock Option and not an Incentive Stock Option.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2.Definitions.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3.Exercise Schedule.  Except as otherwise provided in Sections 7 or 11 of this Agreement, or in the Plan, the Option shall become vested and exercisable in installments as provided below, which shall be cumulative.  To the extent that the Option has become vested and exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein  The Option shall become vested and exercisable as follows:  25% of the number of shares set forth above shall become vested and exercisable on the first anniversary of the Date of Grant, and one forty-eighth (1/48) of the number of shares set forth above shall thereafter become vested and exercisable on each subsequent monthly anniversary of the Date of Grant (each such date a “Vesting Date”), in each case provided that the Continuous Service of the Optionee continues through and on the applicable Vesting.  For the avoidance of doubt, the entire number of Shares shall become vested and exercisable on the fourth anniversary of the Date of Grant.

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date.  Upon the termination of the Optionee’s Continuous Service, any unvested portion of the Option shall terminate and be null and void.

4.Method of Exercise.  The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written or electronic notice, in the form and manner prescribed by the Company, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan.  If someone other than the Optionee exercises the Option (such as a beneficiary in the case of the Optionee’s death), then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Options.  This Option shall be deemed to be exercised after both (a) receipt by the Company of such notice and (b) arrangements have been made in accordance with Section 5 of this Agreement for Optionee’s payment of the Exercise Price and in accordance with Section 12 for the payment of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements.  No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5.Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:  (a) cash; (b) check; (c) Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option; (d) a broker-assisted cashless exercise arrangement or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6.Issuance of Shares.  Provided that the exercise and payment of the Option are in form and substance satisfactory to the Company, the Company shall issue the Shares registered in the name of the Optionee, the Optionee’s authorized assignee, or the Optionee’s legal representative which shall be evidenced by stock certificates representing the Shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

7.Termination of Option.

(a)General.  Any unexercised portion of the Option, whether vested or unvested, shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)three months after the date on which the Optionee’s Continuous Service is terminated other than by reason of (A) by the Company or a Related Entity for Cause, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) the death of the Optionee;

(ii)immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause;

(iii)twelve months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(iv)twelve months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee;

(v)the tenth (10th) anniversary of the date as of which the Option is granted.

(b)Cancellation.  To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (A) the liquidation or dissolution of the Company, or (B) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 9(c) of the Plan, and (ii) the Committee in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any transaction that constitutes a Change in Control, the Option (or portion thereof) that remains unexercised on such date.  The Committee shall give written notice of any proposed transaction referred to in this Section 7(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction).  The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 7(b).

8.Transferability.  Unless otherwise determined by the Committee, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative.  In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.No Rights of Stockholders.  Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.

10.Adjustments.  The Shares subject to the Option may be adjusted in any manner as contemplated by Section 9(c) of the Plan.

11.Acceleration of Exercisability of Option.

(a)Acceleration Upon Change in Control.  Except as provided in Section 11(b), below, this Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 7 hereof, and during the Optionee’s Continuous Service, there is a “Change in Control”, as defined in Section 8(b) of the Plan.

(b)Exception to Acceleration Upon Change in Control.

(i)Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for the Option, the vesting of the Option shall not be accelerated, as described in Section 8(a)(iv) of the Plan.  For the purposes of this paragraph, the Option shall be considered assumed or substituted for if following the Change in Control the Option or substituted option confers the right to purchase, for each Share subject to the Option immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company, or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of the Option will be solely common stock of the successor company or its parent or subsidiary substantially equal in Fair Market Value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(ii)Notwithstanding clause (i), above, if the Optionee’s Continuous Service ceases during the 24-month period following a Change in Control due to a termination by the Company or a Related Entity for a reason other than Cause then the Option shall become fully exercisable as of the date of such cessation of Continuous Service.

12.Withholding Taxes.  As a condition precedent to the issuance or delivery of Shares upon the exercise or settlement of the Option, (i) the Optionee shall pay to the Company such amount as the Company (or an affiliate) determines is required, under all applicable federal, state, local, foreign or other laws or regulations, to be withheld and paid over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Option or (ii) the Company or an affiliate shall deduct any Required Tax Payments from any amount then or thereafter payable by the Company or an affiliate to the Optionee, which may include the withholding of whole Shares that would otherwise be delivered to the Optionee having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises, equal to the Required Tax Payments, in either case as elected by the Optionee in accordance with such terms, conditions and procedures that may be prescribed by the Company.  Shares withheld may not have a Fair Market Value in excess of the amount determined by applying the maximum individual statutory tax rate in the Optionee’s jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, as determined by the Company, to avoid adverse accounting consequences or for administrative convenience; provided, however, that if a fraction of a Share would be required to satisfy the maximum individual statutory rate in the Optionee’s jurisdiction, then the number of Shares to be withheld may be rounded up to the next nearest whole Share.  No Share shall be issued or delivered until the Required Tax Payments have been satisfied in full.

13.No Right to Continued Employment.  Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company or any Related Entity.

14.Law Governing.  This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware, without regard to conflict of law principles.

15.Interpretation / Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement.  The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

16.Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at [●], or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

17.Severability.  The invalidity or unenforceability of any provision of the Plan or this Option Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Option Agreement, and each provision of the Plan and this Option Agreement shall be severable and enforceable to the extent permitted by law.

18.Discretionary Nature of Plan.  The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion.  The grant of the Option in this Option Agreement does not create any contractual right or other right to receive any Options or other Awards in the future.  Future Awards, if any, will be at the sole discretion of the Company.

19.Amendment.  The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Optionee’s material rights under this Agreement without the Optionee’s consent.

20.Counterparts.  This Option Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Option Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ____ day of _____________________, 20___.

COMPANY:
SURGALIGN HOLDINGS, INC.

By:
Name:
Title:

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Option Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and the Option Agreement.  The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

Dated:_____________________________________		OPTIONEE:

By:
[●]